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                                                                     Exhibit 3.4


                             CAPITAL LEASE FUNDING, INC.
                             ----------------------------

                             AMENDED AND RESTATED BYLAWS

                                      ARTICLE I
                                       OFFICES

     Section 1. PRINCIPAL OFFICE. The principal office of Capital Lease Funding, Inc., a Maryland corporation (the "Corporation"), shall be located at such place or places as the Board of Directors may designate.

     Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                     ARTICLE II
                              MEETINGS OF STOCKHOLDERS

     Section 1. PLACE. Except as may be provided by the Board of Directors in setting the terms of classified shares pursuant to the Corporation's Charter, all meetings of stockholders shall be held at the principal office of the Corporation or at such other place within the United States as shall be stated in the notice of the meeting.

     Section 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on a date and at the time set by the Board of Directors during the month of May in each year, or at such other date and time as shall, from time to time, be designated by the Board of Directors and stated in the notice of the meeting.

     Section 3. SPECIAL MEETINGS. The chief executive officer, president or Board of Directors may call special meetings of the stockholders. Special meetings of stockholders shall also be called by the Secretary of the Corporation upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting, except as may otherwise be provided by the Board of Directors in setting the terms of classified shares as aforesaid. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting. Upon payment to the Corporation by such stockholders of such costs, except as may otherwise be provided by the Board of Directors in setting the terms of classified shares as aforesaid, the secretary shall give notice to each stockholder entitled to notice of the meeting.

     Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting



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written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid. The notice to be provided to the holders of classified shares in the event of a special meeting of such holders shall be as provided to the secretary by the holders of such classified shares acting to call such a special meeting.

     Section 5. SCOPE OF NOTICE. Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

     Section 6. ORGANIZATION. Except as may otherwise be provided by the Board of Directors in setting the terms of classified shares as aforesaid, at every meeting of stockholders, the chairman of the board, if there shall be one, shall conduct the meeting or, in the case of vacancy in office or absence of the chairman of the board, one of the following officers present shall conduct the meeting in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy arc entitled to cast, shall act as chairman, and the secretary, or, in his absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman shall act as secretary.

     Section 7. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 8. VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted; however, there shall be no cumulative voting and no share may cast for more than one vote for any one individual. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless


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more than a majority of the votes cast is required by statute or by the charter of the Corporation. Unless otherwise provided in the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

     Section 9. PROXIES. A stockholder may cast the votes entitled to be cast by the shares of the stock owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized agent. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 10. VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust, limited liability company, or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or, trustee or member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.

     Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification

     Section 11. CONTROL SHARE ACQUISITIONS. Notwithstanding any other provision of the charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation.


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Except as may otherwise be provided by the Board of Directors in setting the terms of classified shares as aforesaid, this section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

     Section 12. INSPECTORS. At any meeting of stockholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

     Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be PRIMA FACIE evidence thereof.

     Section 13.  NOMINATIONS AND PROPOSALS BY STOCKHOLDERS.

     (a) ANNUAL MEETING OF STOCKHOLDERS. (1) Except as may otherwise be provided by the Board of Directors in setting the terms of classified shares as aforesaid, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 13(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(a).

          (2) Except as may otherwise be provided by the Board of Directors in setting the terms of classified shares as aforesaid, nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 13, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by stockholders,. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following


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the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a stockholders notice as described above. Except as may otherwise be provided by the Board of Directors in setting the terms of classified shares as aforesaid, such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in which case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          (3)  Notwithstanding anything in the second sentence of paragraph
(a)(2) of this Section 13 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

     (b) SPECIAL MEETINGS OF STOCKHOLDERS. Except as may be provided by the Board of Directors in setting the terms of classified shares as aforesaid, and subject to the last sentence of Article II, Section 4 of these Bylaws, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Except as may otherwise be provided by the Board of Directors in setting the terms of classified shares as aforesaid, nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting,
(ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation which is a stockholder of record both at the time of giving of notice provided for in this Section 13(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(b). Except as may


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otherwise be provided by the Board of Directors in setting the terms of classified shares as aforesaid, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice containing the information required by paragraph (a)(2) of this Section 13 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of the postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above.

     (c) GENERAL. (1) Except as may otherwise be provided by the Board of Directors in setting the terms of classified shares as aforesaid, such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such nomination or proposal shall be disregarded.

          (2) For purposes of this Section 13, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire or comparable business news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this Section 13, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in, nor the rights of the Corporation to omit a proposal from the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 14. VOTING BY BALLOT. Voting on any question or in any election may be VIVA VOCE unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.


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                                     ARTICLE III
                                      DIRECTORS

     Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

     Section 2. NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, two-thirds of the entire Board of Directors may establish, increase or decrease, respectively, the number of directors: provided that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law, nor more than nine; further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. The term of office of each director shall be for three years, and the initial term of office for the seat held or to be held by William R. Pollert shall expire in the year 2001 and for Scott A. Shay in the year 2000. At all times, at least a majority of the directors shall be Unaffiliated Directors, except that upon the death, removal, incapacity or resignation of an Unaffiliated Director, such requirement shall not be applicable for 60 days. "Unaffiliated Director" shall mean a director who (a) does not own greater than a DE MINIMIS interest in the Company or any of its Affiliates, and (b) within the last two years, has not (i) directly or indirectly been employed by the Company or any of its Affiliates, (ii) been an officer or director of the Company or any of its Affiliates, (iii) performed services for the Company or any of its Affiliates, or (iv) had any material business or professional relationship with the Company or any of its Affiliates. "Affiliate" means, when used with reference to a specified Person, (i) any Person that directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, and (iii) any Person that, directly or indirectly, is the beneficial owner of 5% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 5% or more of any class of equity securities. "Person" means any individual, partnership, trust, corporation, limited liability corporation, limited liability partnership, business trust, estate, unincorporated association, government or any agency or political subdivision thereof.

     Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

     Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the



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Board of Directors may fix any place, either within or without the State of
Maryland, as the place for holding any special meeting of the Board of Directors called by them.

     Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, facsimile transmission, United States mail or courier to each director at his business or residence address or, if such director has authorized the Corporation to notify him by electronic mail, by electronic mail at the address provided by the director to the Corporation. Notice by personal delivery, telephone, facsimile or electronic transmission shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director with receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws. Notice shall also be timely provided to persons with rights to attend meetings of the Board of Directors in setting the terms of classified shares, as aforesaid.

     Section 6. QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the charter of the Corporation or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group. Notwithstanding the foregoing, approval by the Board of Directors of an "interested director transaction," as set forth in Section 2-419 of the Maryland General Corporation Law, or any successor provision thereof, may be obtained by a majority vote of the disinterested directors, even if such majority is less than a majority of a quorum.

     The directors present at a meeting which has been duly called and convened may continue to transact business until adjournments notwithstanding the withdrawal of enough directors to leave less than a quorum

     Section 7. VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute.

     Section 8. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     Section 9. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a


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meeting, if a consent in writing to such action is signed by each director and such written consent or a facsimile transmission thereof received by the Corporation is filed with the minutes of proceedings of the Board of Directors. Copies of materials relating to any such consent to its solicitation shall, at the time provided to members of the Board of Directors, be provided to persons with rights to attend meetings of the Board of Directors as provided by the Board of Directors in setting the terms of classified shares as aforesaid.

     Section 10. VACANCIES. If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or (subject to existing law) the powers of the remaining directors hereunder (even if fewer than three directors remain). Stockholders of the Corporation may elect a successor to fill a vacancy on the Board of Directors which results from the removal of any director, subject to any nomination, suggestion or voting provisions that may exist from time to time regarding directors elected by one class of stock. Any vacancy on the Board of Directors for any cause, including an increase in the number of directors, shall be filled by a two-thirds vote of the remaining directors, whether or not sufficient to constitute a quorum, except as may otherwise be established by the Board of Directors in setting the terms of classified shares, as aforesaid. Any individual so elected as director shall hold office until his term expires and until his successor is elected and qualifies.

     Section 11. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation, in the form of money, securities or other consideration, per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 12. LOSS OR DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

     Section 13. SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

     Section 14. RELIANCE. Each director, officer, employee and agent of the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by any financial or other advisers, accountants, appraisers or other experts or consultants selected by the Board of

Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

     Section 15. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer, employee or agent of the Corporation, in his personal capacity or in a capacity as an Affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.

                                      ARTICLE IV
                                      COMMITTEES

     Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors will appoint an Audit Committee, consisting of at least two independent directors. The Board of Directors may appoint from among its members an Executive Committee, a Compensation Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

     Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section I of this Article any of the powers of the Board of Directors, except as prohibited by law. Persons with rights to attend meetings of the Board of Directors as provided by the Board of Directors in setting the terms of classified shares, as aforesaid, may attend meetings of any committee to which the Board of Directors has delegated powers of the Board of Directors which relate to material transactions, or proposals thereto, or are otherwise powers which other corporations' boards do not customarily so delegate.

     Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. Notice shall also be timely provided to persons with rights to attend meetings of such committee as established in the last sentence of Section 2 of this Article IV.
A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee which consists of two or more members may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

     Section 4. TELEPHONE MEETINGS. Members (and other permitted attendees) of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.


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     Section 5.  INFORMAL ACTION BY COMMITTEES.  Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent or a facsimile transmission thereof received by the Corporation is filed with the minutes of proceedings of such committee. Copies of materials relating to any such consent and to this solicitation shall, at the time provided to members of the committee, be provided to persons with rights to attend meetings of such committee, as provided in the last sentence of Section 2 of this Article IV.

     Section 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

                                      ARTICLE V
                                       OFFICERS

     Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a chief executive officer, a president, a secretary and a treasurer and may include a chairman of the board, one or more vice presidents, a chief operating officer, a chief administrative officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time appoint such other officers with such titles, powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders and thereafter as the Board of Directors may determine, except that the chief executive officer may appoint one or more vice presidents, assistant secretaries, assistant treasurers or officers having other titles descriptive of the functions to be performed by such officers. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices, except president and vice president, may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of any of president, treasurer or secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

     Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed by the Board of Directors, if in its judgment the best interests of the Corporation would be served thereby. However, removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the chairman of the board, the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights if any, of the Corporation.

     Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

     Section 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the president shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.

     Section 5. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

     Section 6. CHIEF ADMINISTRATIVE OFFICER. The Board of Directors may designate a chief administrative officer. The chief administrative officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

     Section 7. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

     Section 8. CHAIRMAN OF THE. BOARD. The Board of Directors shall designate a chairman of the board, and if none is so designated, the president shall serve as the chairman of the board. The chairman of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. The chairman of the board shall perform such other duties as may be assigned to him by the Board of Directors.

     Section 9. PRESIDENT. The president or chief executive officer, as the case may be, shall in general supervise and control all of the business and affairs of the Corporation. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed and, in general, shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 10. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there is more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all of the powers of, and be subject to, all the restrictions upon the president, and shall perform such other duties as from time to time may be assigned to him by, the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

     Section 11. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) unless a transfer agent has been appointed with responsibility therefor, keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder and have general charge of the share transfer books of the Corporation; and (e) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Board of Directors.

     Section 12. TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

     The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all of his transactions as treasurer and of the financial condition of the Corporation.

     If required by the Board of Directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance or the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all of the books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

     Section 14. OTHER OFFICERS. Officers having titles other than set forth above shall perform such duties as shall be assigned to them by the Board of Directors or the officer who appointed them or the officer to whom they report as established in an organization chart approved by the Board of Directors or the chief executive officer.

     Section 15. SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.

                                      ARTICLE VI
                        CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors.

     Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

     Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors or one or more officers authorized by the Board of Directors may designate.

                                     ARTICLE VII
                                        STOCK

     Section 1. CERTIFICATES. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation. Each certificate shall be signed by the chief executive officer, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Corporation. The signatures may be either manual or facsimile.
Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Corporation has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of any such statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any stockholder upon request and without charge. If any class of stock is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge.

     Section 2. TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

     Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.

     Section 3. REPLACEMENT CERTIFICATE. Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

     Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

     In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

     If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

     When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

     Section 5. STOCK LEDGER. The Corporation shall maintain at its principal office or cause to be maintained at the office of its transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

     Section 6. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

                                     ARTICLE VIII
                                   ACCOUNTING YEAR

     The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution. In the absence of a resolution to the contrary, the fiscal year shall be the calendar year.

                                      ARTICLE IX
                                    DISTRIBUTIONS

     Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized and declared by the Board of Directors, subject to the provisions of law and the charter of the Corporation. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law, the charter and as otherwise provided by the Board of Directors in setting the terms of classified shares as aforesaid.

     Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                      ARTICLE X
                                  INVESTMENT POLICY

     Subject to the provisions of the charter of the Corporation and as otherwise provided by the Board of Directors in setting the terms of classified shares as aforesaid, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

                                      ARTICLE XI
                                         SEAL

     Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words "Incorporated in Maryland." The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. Any document requiring a seal or on which a seal appears shall be deemed to be duly sealed by or on behalf of the Corporation notwithstanding that the seal may be the seal of the Predecessor Partnership (as defined in Article XII).

     Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document an behalf of the Corporation.

                                     ARTICLE XII
                       INDEMNIFICATION AND ADVANCE OF EXPENSES

     To the maximum extent permitted by Maryland law in effort from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any individual who is a present or former director or officer of the Corporation or Capital Lease Funding, L.P., a Delaware limited partnership being or to be merged into or contributed to this Corporation (the "Predecessor Partnership"), and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Corporation or the Predecessor Partnership and at the request of the Corporation or the Predecessor Partnership, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served any other predecessor of the Corporation in any of the capacities, described in (a) or (b) above and to any employee or agent of the Corporation or any other predecessor of the Corporation.

     Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                     ARTICLE XIII
                                   WAIVER OF NOTICE

     Whenever any notice is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                     ARTICLE XIV
                                 AMENDMENT OF BYLAWS

     Except as otherwise provided in this Article XIV, the Board of Directors shall have the power to adopt, amend or repeal the Bylaws and to make new Bylaws, provided that any such action may only be taken by the affirmative vote of a majority of all directors at the time. Notwithstanding the foregoing, these Bylaws may not be amended except in conformity with the provisions established by the Board of Directors in setting the terms of classified shares, as aforesaid.































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